UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2021

 RESTAURANT BRANDS INTERNATIONAL INC.
RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Canada	001-36786	98-1202754
Ontario	001-36787	98-1206431
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

130 King Street West, Suite 300		M5X 1E1
Toronto,	Ontario
(Address of Principal Executive Offices)		(Zip Code)
(905) 339-6011
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, without par value	QSR	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Class B exchangeable limited partnership units	QSP	Toronto Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Supplemental Indenture

Overview

On July 6, 2021, 1011778 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of British Columbia (the “Issuer”), and New Red Finance, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Issuer (the “Co-Issuer” and, together with the Issuer, the “Issuers”), each a subsidiary of Restaurant Brands International Inc., a corporation organized under the laws of Canada (the “Company”), entered into a fourth supplemental indenture (the “Fourth Supplemental Indenture”) to that certain indenture, dated as of September 24, 2019 (the “Base Indenture”), as supplemented by the first supplemental indenture, dated as of November 5, 2019, the second supplemental indenture, dated as of December 23, 2019 and the third supplemental indenture, dated as of August 24, 2020 (collectively with the Base Indenture and the Fourth Supplemental Indenture, the “Indenture”), each by and among the Issuers, the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee and collateral agent, in connection with the issuance and sale by the Issuers to J.P. Morgan Securities LLC and certain other initial purchasers of $800 million aggregate principal amount of 3.875% First Lien Senior Secured Notes due 2028 (the “Additional Notes”). The Additional Notes are Additional Notes under and as defined in the Indenture and are treated as a single series with the $750 million aggregate principal amount of 3.875% First Lien Senior Secured Notes due 2028 (the “Initial Notes” and, together with the Additional Notes, the “Notes”) previously issued under the Indenture and have substantially the same terms as those of the Initial Notes for all purposes under the Indenture, including, waivers, amendments, redemptions and offers to purchase. The Issuers expect to use the net proceeds from the issuance of the Additional Notes to repay all of the Issuers’ $775 million outstanding 4.250% First Lien Senior Secured Notes due 2024 (the “2024 First Lien Notes”), plus any accrued and unpaid interest thereon, and pay related premium, fees and expenses.

The Additional Notes issued pursuant to Regulation S (“Regulation S”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) are initially issued bearing a temporary CUSIP number that differs from the CUSIP number under which the Initial Notes issued pursuant to Regulation S currently trade. As promptly as practicable following the 40th day after the issue date, we intend to cause the Additional Notes issued pursuant to Regulation S to be consolidated with and share the same CUSIP number as the Initial Notes issued pursuant to Regulation S. Following such consolidation, we expect that the Additional Notes issued pursuant to Regulation S will be fungible with the Initial Notes issued pursuant to Regulation S for trading purposes.

Interest; Ranking; Guarantees; Security

The Notes will mature on January 15, 2028 and bear interest at a rate of 3.875% per annum, payable semi-annually in cash in arrears on March 15 and September 15 of each year, beginning on September 15, 2021. The Notes are first lien senior secured obligations and are (i) equal in right of payment with all of the Issuers’ existing and future senior debt, including borrowings under the Issuers’ senior secured first lien term loan A facility (the “Term Loan A Facility”) and senior secured first lien term loan B facility (the “Term Loan B Facility” and, together with the Term Loan A Facility, the “Term Loan Facilities”), the revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facilities, the ”Senior Secured Credit Facilities”) and the obligation under the Issuers’ 4.375% Second Lien Senior Secured Notes due 2028 (the “2028 Second Lien Notes”), the Issuers’ 4.000% Second Lien Secured notes due 2030 (the “2030 Second Lien Notes” and, together with the 2028 Second Lien Notes, the “Existing Second Lien Notes”), the Issuers’ 5.750% First Lien Senior Secured Notes due 2025 (the “2025 First Lien Notes”), the Initial Notes and the Issuers’ 3.500% First Lien Senior Secured Notes due 2029 (the “2029 First Lien Notes” and, collectively with the the 2025 First Lien Notes and the Initial Notes, the “Existing First Lien Notes” and, together with the Existing Second Lien Notes, the “Existing Notes”); (ii) equal in right of payment with all of the Issuers’ existing and future first-priority senior secured debt, including the Existing First Lien Notes and borrowings under the Senior Secured Credit Facilities, to the extent of the value of the collateral securing such debt; (iii) effectively senior in the right of payment to all of the Issuers’ existing and future unsecured senior debt and junior lien debt, including the Existing Second Lien Notes, to the extent of the value of the collateral securing the Notes; (iv) senior in right of payment to all of the Issuers’ future subordinated debt; and (v) structurally subordinated to all existing and future liabilities of the Issuers’ non-guarantor subsidiaries.

The Notes are guaranteed (the “Guarantees”) fully and unconditionally, and jointly and severally, on a first lien senior secured basis by each of the Issuers’ wholly owned restricted subsidiaries that guarantee the Issuers’ obligations under certain credit facilities (including the Senior Secured Credit Facilities).

The Guarantees will be the Guarantors’ first-priority senior secured obligations and will be (i) equal in right of payment with all of such Guarantors’ existing and future senior debt, including borrowings under and guarantees of the Senior Secured Credit Facilities and guarantees in respect of the Existing Notes and the existing notes of The TDL Group Corp. (the “Existing THI Notes”); (ii) equal in right of payment with all of such Guarantors’ existing and future first-priority senior secured debt, including the Existing First Lien Notes and the Existing THI Notes (which are secured by a first-priority lien on the assets of

The TDL Group Corp.) and borrowings under and guarantees of the Senior Secured Credit Facilities, to the extent of the value of the collateral securing such debt; (iii) effectively senior to all of such Guarantors’ existing and future unsecured senior debt and junior lien debt, including guarantees in respect of the Existing Second Lien Notes, to the extent of the value of the collateral securing the guarantees; (iv) senior in right of payment to all of such Guarantors’ future subordinated debt and (v) structurally subordinated to all existing and future liabilities of all such Guarantors’ non-guarantor subsidiaries.

Optional Redemption

The Issuers may redeem some or all of the Notes at any time prior to September 15, 2022 at a price equal to 100% of the principal amount of the Notes redeemed plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The Issuers may redeem some or all of the Notes at any time on or after September 15, 2022 at the redemption prices set forth in the Indenture. In addition, at any time prior to September 15, 2022, up to 40% of the original aggregate principal amount of the Notes may be redeemed with the net proceeds of certain equity offerings, at the redemption price specified in the Indenture. The Notes may also be redeemed upon certain changes in tax laws.

In connection with any tender offer for the Notes, including a change of control offer or an asset sale offer, the Issuers will have the right to redeem the Notes at a redemption price equal to the amount offered in that tender offer if holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer.

Change of Control

If the Issuers experience a change of control, the Issuers must offer to repurchase the Notes from the holders thereof at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest (including additional amounts specified in the Indenture, if any), if any, to, but excluding, the date of such repurchase.

Covenants and Events of Default

The terms of the Indenture, among other things, limit the ability of the Issuer and its restricted subsidiaries to (i) incur additional indebtedness or guarantee indebtedness; (ii) create liens or use assets as security in other transactions; (iii) declare or pay dividends, redeem stock or make other distributions to stockholders; (iv) make investments; (v) merge, amalgamate or consolidate, or sell, transfer, lease or dispose of substantially all of the Issuers’ assets; (vi) enter into transactions with affiliates; (vii) sell or transfer certain assets; and (viii) agree to certain restrictions on the ability of restricted subsidiaries to make payments to the Issuers and their restricted subsidiaries. These covenants are subject to a number of important conditions, qualifications, exceptions and limitations that are described in the Indenture.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include payment defaults, a failure to pay certain judgments and certain events of bankruptcy and insolvency. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The foregoing summary of the Indenture does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Base Indenture, filed as Exhibit 4.13 hereto, the form of Notes, filed as Exhibit 4.13(a) hereto, and the Fourth Supplemental Indenture, filed as Exhibit 4.19 hereto, each of which is incorporated herein by reference.

Certain Relationships

The initial purchasers and their affiliates from time to time have provided in the past and may provide in the future various financial advisory, investment banking, investment management, principal investment, hedging and other commercial lending services in the ordinary course of business to the Company and its affiliates. In addition, affiliates of certain of the initial purchasers are lenders and/or agents under the Senior Secured Credit Facilities and as such are entitled to certain fees and expenses in connection therewith. The Issuers expect to use the net proceeds from the issuance of the Additional Notes to repay all of the Issuers’ $775 million outstanding 2024 First Lien Notes, plus any accrued and unpaid interest thereon, and pay related premium, fees and expenses. To the extent the initial purchasers or their affiliates own any of the 2024 First Lien Notes being repaid, they will receive a portion of the proceeds of the issuance of the Additional Notes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.13
Indenture, dated as of September 24, 2019 by and among 1011778 B.C. Unlimited Liability Company, as issuer, New Red Finance, Inc., as co-issuer, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and collateral agent (incorporated by reference to Exhibit 4.13 of Restaurant Brands International Inc.’s Current Report on Form 8-K, dated September 24, 2019).

4.13(a)	Form of 3.875% First Lien Senior Secured Notes due 2028 (incorporated by reference to Exhibit 4.13(a) of Restaurant Brands International Inc.’s Current Report on Form 8-K, dated September 24, 2019).
4.19
Fourth Supplemental Indenture, dated as of July 6, 2021, by and among 1011778 B.C. Unlimited Liability Company, as issuer, New Red Finance, Inc., as co-issuer, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent.

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC. RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC.

Date: July 7, 2021	/s/ Jill Granat
	Name:	Jill Granat
	Title:	General Counsel and Corporate Secretary